FIRST AMENDMENT TO
                      EMPLOYMENT AGREEMENT
                        DATED MAY 6, 1994


     AGREEMENT, dated as of May 12, 1997, between AlliedSignal
Inc., a Delaware corporation (the "Corporation"), and Lawrence A.
Bossidy (the "Executive").

     WHEREAS, the Corporation and the Executive are parties to an Agreement dated as of May 6, 1994 (the "1994 Agreement") under which the Executive has served the Corporation in the capacities of Chairman of the Board of Directors and Chief Executive Officer and has agreed to continue such employment through April 1, 2000;

     WHEREAS, the Corporation desires to recognize the Executive for his extraordinary performance on behalf of its shareowners, to provide an incentive for Executive's continued contributions to the market value of the Corporation through and beyond his retirement date, and to make certain arrangements for the period following his retirement as an employee of the Corporation; and

     WHEREAS, the Executive recognizes his significant interest in the continued success of AlliedSignal following his retirement and agrees to be available following his retirement to serve as an advisor to or representative of the Corporation to such extent as may be mutually agreed by the Executive and his successor.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree that the 1994 Agreement is amended as set forth below. All other terms and provisions of the 1994 Agreement, shall remain in full force and effect, without any increase in Executive's base salary, incentive bonus target and eligibility for Restricted Units.

     1. Section 4(a)(ii) of the 1994 Agreement is hereby amended to read in its entirety as follows:

     " . . . (ii) upon Executive's death, an annuity payable to his surviving spouse for her lifetime equal to 45 percent of Executive's final average compensation, also reduced by the sum of the amounts of the comparable annuit(ies) payable under such plans as indicated in (i) above.

     2.   The first sentence of Section 4(b) of the 1994
Agreement is hereby amended to read in its entirety as follows:

          "(b) In the event Executive's employment with the Corporation is terminated by reason of death, the Corporation will pay a benefit equal to an annuity for the lifetime of his spouse, if she shall survive, equal to 45 percent of the Executive's final average compensation (without taking into account the reductions provided in paragraph (a)(i))

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     for Executive's lifetime if his employment had terminated on the day before his death. . . ."

     3. A new Section 11, entitled "Post-Retirement Services" is hereby added to the 1994 Agreement and shall read in its entirety as follows:

          Section 11.  Post-Retirement Services
                       ------------------------

          (a) Executive agrees that following his retirement from the Corporation he shall be available to serve as an advisor to and representative of the Corporation as mutually agreed by Executive and his successor.

          (b) The Corporation agrees to provide the Executive for the period beginning on April 1, 2000, and for the remainder of his life thereafter (and, with respect to financial and tax planning services, for the remainder of his spouse's life) certain facilities, services, and other arrangements comparable to those provided prior to retirement, including office and clerical support, executive transportation and other security services, financial and tax planning services, continued access to certain other general facilities and services, and reimbursement for properly documented expenses, if any, incurred on behalf of AlliedSignal and at the request of his successor.

     IN WITNESS WHEREOF, by order of the Board of Directors, AlliedSignal Inc. has caused this Agreement to be signed in its corporate name by one of its directors and its corporate seal to be hereunto affixed and to be attested by its General Counsel, and Lawrence A. Bossidy has hereunto set his hand, all as of the day and year first above written.


[Corporate Seal]                        AlliedSignal Inc.


Attest:



/s/ Peter M. Kreindler                  By: /s/ Robert P. Luciano
-------------------------------         -------------------------------
                                        Robert P. Luciano, Director and
                                        Chairman of the Management
                                        Development and Compensation
                                        Committee



                                        /s/ Lawrence A. Bossidy
                                        --------------------------------
                                        Lawrence A. Bossidy